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EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS







We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the United-Lafayette 401(k) Profit Sharing Plan of United Fire & Casualty Company of our report dated July 14, 2003, with respect to the 2002 financial statements and schedule of the United-Lafayette 401(k) Profit Sharing Plan included in this annual report (Form 11-K) for the year ended December 31, 2002.

                                             /s/ Ernst & Young LLP


Chicago, Illinois
July 14, 2003

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